UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West, Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 23, 2024, The First Bancshares, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders. Of the 31,218,253 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 25,058,572 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal One – Election of Directors: To elect twelve director nominees to serve a one-year term to expire at the 2025 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David W. Bomboy	20,598,998	460,034	3,999,540
M. Ray “Hoppy” Cole, Jr.	20,692,708	366,324	3,999,540
E. Ricky Gibson	20,674,962	384,070	3,999,540
Jonathan A. Levy	21,010,943	48,089	3,999,540
Charles R. Lightsey	19,557,070	1,501,962	3,999,540
Fred A. McMurry	20,322,098	736,934	3,999,540
Thomas E. Mitchell	20,461,281	597,751	3,999,540
Renee Moore	20,705,095	353,937	3,999,540
Ted E. Parker	20,205,870	853,162	3,999,540
J. Douglas Seidenburg	20,708,919	350,113	3,999,540
Andrew D. Stetelman	20,735,348	323,684	3,999,540
Valencia M. Williamson	20,592,766	466,266	3,999,540

The twelve nominees were each elected to the Company’s Board of Directors by a plurality of the votes cast, as required by the Company’s bylaws.

Proposal Two – Advisory (Non-Binding) Vote to Approve Compensation of Named Executive Officers: To hold an advisory vote to approve, on a non-binding basis, the 2023 compensation of the Company’s named executive officers as disclosed in the Company’s 2024 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,058,940.00	1,909,351	90,741	3,999,540

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Three– Amend the 2007 Stock Incentive Plan: To approve an amendment to the 2007 Stock Incentive Plan to increase the number of shares reserved for issuance by 500,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,298,288	2,687,777	72,967	3,999,540

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Four – Ratification of Independent Registered Public Accounting Firm: To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
24,957,413	92,847	8,312

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: May 24, 2024

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO